Exhibit 99.1

Vital Farms Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Net Revenue for the Fiscal Year Up 52%, Third Consecutive Year Achieving Over 30% Topline Growth

Gross Profit of $17.6 Million for the Quarter, Gross Margin up over 900 Basis Points Year-Over-Year

Provides Full Year 2021 Outlook

AUSTIN, TX – March 24, 2021 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide, today reported financial results for its fourth quarter and fiscal year ended December 27, 2020.

“We entered 2020 with a strong track record of growth in net revenue, household penetration, and retail distribution. We saw each of these metrics grow significantly in 2020 as consumers increased at-home consumption, became even more conscious of their food choices, and voted with their dollars for brands like Vital Farms that prioritize and care for their stakeholders,” said Russell Diez-Canseco, President and CEO, Vital Farms. “Building on our longstanding position as the leading pasture-raised egg brand in the United States, Vital Farms now has an 82% share of retail dollar sales in the U.S. pasture-raised egg market, distribution in over 16,000 stores, and five million households have purchased our high-quality, ethically produced eggs.  Additionally, in 2020, we were the largest contributor to the total retail egg category growth by retail dollar sales.”

“As we look ahead to the post-pandemic era, I want to be very clear in our belief that Vital Farms is uniquely positioned to address a substantial market opportunity,” Diez-Canseco continued. “We have demonstrated consistent growth in the years prior to and throughout 2020 and are investing significantly in our future—from growing our network of family farms, doubling capacity at Egg Central Station where we wash and pack eggs, launching a new marketing campaign, entering a national foodservice partnership with Acosta, and attracting top talent to join our team.  We believe Vital Farms is well-positioned for success in 2021 and beyond.”

For the Three Months Ended December 27, 2020

Net revenue increased 30% to $54.0 million in the fourth quarter of 2020 compared to $41.4 million in the fourth quarter of 2019. Growth in net revenue in the fourth quarter of 2020 was driven primarily by volume increases to our distributors and retail partners, and distribution gains in new and existing customers. Those increases were partially offset by sales incentives offered to customers in connection with egg and butter sales, as well as general headwinds in the foodservice channel.

Gross profit was $17.6 million, or 32.6% of net revenue, in the fourth quarter of 2020, compared to $9.8 million, or 23.6% of net revenue, in the prior year period. The increases were primarily due to higher net sales, with a majority of the increase in gross margin attributable to better egg utilization, lower material costs for eggs and butter and volume leverage over direct labor and overhead costs.

Loss from operations in the fourth quarter of 2020 was $2.2 million compared to a loss of $6.0 million in the fourth quarter of the prior year.

Net loss was $0.8 million in the fourth quarter of 2020 compared to a loss of $4.3 million in the prior year period.

Net loss per diluted share was $0.02 compared to a loss of $0.17 per diluted share in the prior year quarter.

Adjusted EBITDA loss was $0.1 million in the fourth quarter of 2020 compared to a loss of $4.7 million in the fourth quarter of 2019, primarily driven by volume increases to Vital Farms’ distributors and retail customers, expanded gross margin, and leverage over fixed operating costs. The increase was partially offset by an increase in selling, general and administrative expenses due to increased overall headcount to support Vital Farms’ operations and increases in professional fees and commercial insurance costs due in part to being a newly public company. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the Fiscal Year Ended December 27, 2020

"We are pleased to report a 52% increase in net revenue and a 61% increase in adjusted EBITDA in fiscal year 2020 as compared to fiscal year 2019, marking a strong end to our first year as a public company," said Bo Meissner, Chief Financial Officer, Vital Farms. "Vital Farms is a beloved brand with a portfolio of high-quality, ethically produced products that are trusted by millions of households across the country. We believe this foundation and our strong financial performance in 2020 position us well for a successful 2021 and beyond."

Net revenue increased 52% to $214.3 million in fiscal year 2020 compared to $140.7 million in fiscal year 2019. Growth in net revenue in fiscal year 2020 was driven primarily by volume increases to Vital Farms’ distributors and retail partners, including as a result of stay-at-home trends associated with the COVID-19 pandemic, whereby consumers increased their purchases of eggs and butter, a higher turnover rate of sales to our retail customers and distribution gains in new and existing customers. Those increases were partially offset by sales incentives offered to customers in connection with egg and butter sales.

Gross profit was $74.5 million, or 34.8% of net revenue in fiscal year 2020, compared to $42.9 million, or 30.5% of net revenue, in the prior year period. The increases were primarily due to higher net sales, with a portion of the increase in gross margin also attributable to lower material costs for eggs and butter and volume leverage over direct labor and overhead costs.

Income from operations in fiscal year 2020 was $12.2 million compared to $3.3 million in the prior year period.

Net income was $8.8 million in fiscal year 2020 compared to $3.3 million in the prior year period.

Net income per diluted share was $0.27 compared to $0.07 per diluted share in the prior year period.

Adjusted EBITDA was $16.8 million in fiscal year 2020 compared to $6.4 million in fiscal year 2019, primarily driven by volume increases to Vital Farms’ distributors and retail customers expanded gross margin as well as leverage over fixed operating costs. The increase was partially offset by an increase in selling, general and administrative expenses due to increased overall headcount to support our operations and increases in professional fees and commercial insurance costs due in part to being a newly public company. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, equivalents and investment securities were $97.9 million as of December 27, 2020, and Vital Farms had no current or long-term debt outstanding as of December 27, 2020. Net cash provided by operating activities was $11.7 million in the fiscal year ended December 27, 2020, compared to $5.4 million net cash used in operating activities during the prior year period.

Capital expenditures totaled $10.3 million for the fiscal year ended December 27, 2020 compared to $4.8 million in the prior year period.

Update on COVID-19 and Fiscal 2021 Outlook

Vital Farms’ guidance continues to assume that there are no additional, significant disruptions to the supply chain, its customers or consumers, including any issues from adverse macroeconomic factors.

•	For the full fiscal year 2021, management expects net revenue between $246 to $253 million, an increase of 15 to 18% compared to 2020.
•	Adjusted EBITDA is anticipated to be in the range of $6 to $8 million.

Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net revenue metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within Vital Farms’ control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. The live conference call webcast can be accessed on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will also be archived and available for replay.

About Vital Farms

Vital Farms, a Certified B Corporation, offers a range of ethically produced pasture-raised foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with over 200 small family farms and is the leading U.S. brand of pasture-raised eggs and butter by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware Public Benefit Corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms' pasture-raised products, including shell eggs, butter, hard-boiled eggs, ghee, egg bites and liquid whole eggs, are sold in over 16,000 stores nationwide. For more information, visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, planned investments and capacity and future financial performance, including management’s outlook for fiscal year 2021. These forward-looking statements are based on Vital Farms’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Vital Farms’ actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: the effects of the current COVID-19 pandemic on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; (Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its suppliers, distributors and co-manufacturers; Vital Farms’ ability to sustain or increase our profitability; (Vital Farms’ ability to procure sufficient high quality eggs, butter and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally;  the ability of Vital Farms’ suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; the costs and success of marketing efforts. Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2020 and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Contacts:

Media:

Nisha Devarajan

Nisha.Devarajan@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

	Fiscal Quarter Ended (Unaudited)		Fiscal Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
Net revenue	$53,993	$41,421	$214,280	$140,733
Cost of goods sold	36,368	31,648	139,752	97,856
Gross profit	17,625	9,773	74,528	42,877
Operating expenses:
Selling, general and administrative	15,563	12,535	47,396	29,526
Shipping and distribution	4,212	3,244	14,904	10,001
Total operating expenses	19,775	15,779	62,300	39,527
Income (loss) from operations	(2,150)	(6,006)	12,228	3,350
Other (expense) income, net:
Interest expense	(123)	(99)	(488)	(349)
Other (expense) income, net	96	48	(86)	1,417
Total other (expense) income, net	(27)	(51)	(574)	1,068
Net income (loss) before income taxes	(2,177)	(6,057)	11,654	4,418
Provision for income taxes	(1,529)	(1,733)	2,770	1,106
Net income (loss)	(648)	(4,324)	8,884	3,312
Less: Net income (loss) attributable to noncontrolling interests	138	(23)	84	927
Net income (loss) attributable to Vital Farms, Inc. common	$786	$(4,301)	$8,800	$2,385
Net income (loss) per share attributable to Vital Farms, Inc.
Basic:	$(0.02)	$(0.17)	$0.31	$0.09
Diluted:	$(0.02)	$(0.17)	$0.27	$0.07
Weighted average common shares outstanding:
Basic:	39,441,561	25,932,394	28,667,264	25,897,223
Diluted:	39,441,561	25,932,394	32,914,653	36,071,015

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	December 27, 2020	December 29, 2019
Assets
Current assets:
Cash and cash equivalents	$29,544	$1,274
Investment securities available-for-sale	68,357	—
Accounts receivable, net	20,934	16,108
Inventories	12,902	12,947
Income taxes receivable	1,554	1,615
Prepaid expenses and other current assets	3,965	2,706
Total current assets	137,256	34,650
Property, plant and equipment, net	30,118	22,458
Notes receivable from related party	—	831
Goodwill	3,858	3,858
Deposits and other assets	142	151
Total assets	$171,374	$61,948
Liabilities, Redeemable Noncontrolling Interest, Redeemable Convertible Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$15,489	$13,510
Accrued liabilities	9,845	8,608
Current portion of long-term debt	—	2,160
Lease obligation, current	471	449
Contingent consideration, current	109	270
Total current liabilities	25,914	24,997
Long-term debt, net of current portion	—	2,896
Lease obligation, net of current portion	327	797
Contingent consideration, non-current	18	382
Deferred tax liabilities, net	2,537	755
Other liability, non-current	192	272
Total liabilities	28,988	30,099
Commitments and contingencies (Note 16)
Redeemable noncontrolling interest	175	175
Redeemable convertible preferred stock (Series B, Series C and Series D), $0.0001 par value per share; 0 and 8,192,876 shares authorized, issued, and outstanding as of December 27, 2020 and December 29, 2019; aggregate liquidation preference of $0 and $40,436 as of December 27, 2020 and December 29, 2019	—	23,036
Stockholders' equity:
Common stock, $0.0001 par value per share, 310,000,000 and 40,348,565 shares authorized as of December 27, 2020 and December 29, 2019; 39,444,040 and 31,429,898 shares issued as of December 27, 2020 and December 29, 2019, respectively; 39,444,040 and 25,934,980 shares outstanding as of December 27, 2020 and December 29, 2019, respectively	5	3
Treasury stock, at cost, 5,494,918 common shares as of December 27, 2020 and December 29, 2019	(16,276)	(16,276)
Additional paid-in capital	144,311	19,593
Retained earnings	14,039	5,239
Accumulated other comprehensive loss	(31)	—
Total stockholders' equity attributable to Vital Farms, Inc. stockholders	142,048	8,559
Noncontrolling interest	163	79
Total stockholders' equity	$142,211	$8,638
Total liabilities, redeemable noncontrolling interest, redeemable convertible preferred stock and stockholders' equity	$171,374	$61,948

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

	Fiscal Year Ended
	December 27, 2020	December 29, 2019
Cash flows provided by (used in) operating activities:
Net income	$8,884	$3,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,550	1,921
Amortization of debt issuance costs	68	9
Bad debt (recovery) expense	(108)	304
Inventory provisions	16	189
Change in fair value of contingent consideration	(333)	70
Stock-based compensation expense	2,509	1,029
Loss on write-off of construction in progress	259	—
Deferred taxes	1,782	52
Non-cash interest income	(33)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,718)	(6,182)
Inventories	29	(9,270)
Income taxes receivable	61	(1,563)
Prepaid expenses and other current assets	(2,255)	(582)
Deposits and other assets	11	93
Accounts payable	1,807	3,192
Accrued liabilities and other liabilities	1,173	2,074
Net cash provided by (used in) operating activities	$11,702	$(5,352)
Cash flows used in investing activities:
Purchases of property, plant and equipment	(10,300)	(4,799)
Purchases of available-for-sale debt securities	(68,388)	—
Proceeds from the sale of property, plant and equipment	—	7
Notes receivable provided to related parties	—	(4,031)
Repayment of notes receivable provided to related parties	846	3,200
Net cash used in investing activities	$(77,842)	$(5,623)
Cash flows provided by (used in) financing activites:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	99,671	—
Proceeds from borrowings under term loan	5,000	—
Proceeds from borrowings under equipment loan	1,461	587
Proceeds from Paycheck Protection Program loan	2,593	—
Proceeds from issuance of redeemable noncontrolling interest	—	—
Proceeds from issuance of common stock, net of issuance costs	—	14,097
Proceeds from borrowings under revolving line of credit	—	1,325
Repayment of revolving line of credit	(1,325)	—
Repayment of equipment loan	(2,015)	—
Repayment of term loan	(8,245)	(671)
Repayment of Paycheck Protection Program loan	(2,593)	—
Repurchase of common stock	—	(14,289)
Payment of contingent consideration	(192)	(409)
Principal payments under finance lease obligation	(449)	(428)
Proceeds from exercise of stock options	221	222
Proceeds from exercise of warrant	283	—
Net cash provided by (used in) financing activities	$94,410	$434
Net increase (decrease) in cash and cash equivalents	$28,270	$(10,541)
Cash and cash equivalents at the beginning of the period	1,274	11,815
Cash and cash equivalents at end of the period	$29,544	$1,274
Supplemental disclosure of cash flow information:
Cash paid for interest	$414	$340
Cash paid for income taxes	$2,214	$2,256
Supplemental disclosure of non-cash investing and financing activites:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$167	$928
Deferred offering costs in accounts payable and accrued liabilities	$—	$1,001

Non-GAAP Financial Measures

Vital Farms reports its financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure, provides investors with additional useful information in evaluating Vital Farms’ performance.

Vital Farms calculates Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) provision for income taxes; (3) stock-based compensation expense; (4) interest expense; (5) interest income; (6) change in fair value of contingent consideration; and (7) net litigation settlement gain.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. Management believes that Adjusted EBITDA, when taken together with Vital Farms’ financial results presented in accordance with GAAP, provides meaningful supplemental information regarding Vital Farms’ operating performance and facilitates internal comparisons of Vital Farms’ historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of Adjusted EBITDA is helpful to Vital Farms’ investors as it is a measure used by management in assessing the health of the business, determining incentive compensation and evaluating Vital Farms’ operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to Vital Farms. In addition, Vital Farms’ use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating Vital Farms’ performance, investors should consider Adjusted EBITDA alongside other financial measures, including Vital Farms’ net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
Net income (loss)	$(648)	$(4,324)	$8,884	$3,312
Depreciation and amortization	982	808	2,550	1,921
(Benefit) Provision for income tax	(1,529)	(1,733)	2,770	1,106
Stock-based compensation expense	1,028	453	2,509	1,029
Interest expense	123	99	488	349
Change in fair value of contingent consideration (1)	9	18	(33)	70
Interest income	(73)	(41)	(97)	(181)
Net litigation settlement gain (2)	—	—	(20)	(1,200)
Adjusted EBITDA	$(108)	$(4,720)	$16,751	$6,406

(1)	Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs
(2)	For the year ended December 29, 2019, amount reflects a gain in connection with the settlement of the Ovabrite lawsuit